Exhibit 99.1

Press Release

Ikanos Communications Announces Results for the

Second Quarter Fiscal Year 2011

Recent Highlights:

•	Revenue of $34.1 million

•	Non-GAAP Net Loss of $(2.5) million, or $(0.04) Per Share

•	Cash, Cash Equivalents, and Short-Term Investments Remain Steady at $34.9 Million

•	Ikanos NodeScale™ Vectoring Shortlisted for Broadband World Forum InfoVision Award

FREMONT, Calif., July 28, 2011 — Ikanos Communications, Inc. (NASDAQ: IKAN), a leading provider of advanced broadband semiconductor and software products for the digital home, today announced its financial results for the second quarter of 2011, ended July 3, 2011.

“Ikanos beat guidance for the second quarter of 2011 with revenue of $34.1 million. Non-GAAP operating expenses were $19.4 million, within our guidance. And we continued to effectively manage the business and maintain our cash position of approximately $34.9 million,” said Dennis Bencala, chief financial officer of Ikanos. “Revenue in the quarter was driven by sales of Ikanos’ existing broadband DSL and communications processor products. In addition, our next-generation platforms like the Fusiv® Vx185 and NodeScale Vectoring delivered favorable test results in numerous service provider trials.”

Financial Details

Ikanos reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP) and additionally on a non-GAAP basis. Non-GAAP net income (loss), where applicable, excludes the income statement effects of stock-based compensation, restructuring charges, impairments and gains on sales of impaired securities, one time severance expenses, certain expenses resulting from acquisitions such as transaction-related expenses, amortization of intangible assets, asset impairments, fair value adjustment of the acquired inventory and in-process research and development charges. Ikanos has provided these measures because its management believes these additional non-GAAP measures are useful to investors for performing financial analysis as these additional measures highlight Ikanos’ recurring operating results. Ikanos’ management uses these non-GAAP measures internally to evaluate its operating performance and to plan for its future. However, non-GAAP measures are not a substitute for GAAP reporting. For a reconciliation of GAAP versus non-GAAP financial information, please see the attached schedules.

Revenue for the second quarter of 2011 was $34.1 million compared to revenue of $31.7 million for the first quarter of 2011 and revenue of $55.6 million for the second quarter of 2010.

GAAP operating expenses for the second quarter of 2011 were $20.2 million compared to operating expenses of $19.8 million for the first quarter of 2011 and operating expenses of $23.8 million for the second quarter of 2010.

Non-GAAP operating expenses for the second quarter of 2011 were $19.4 million compared to operating expenses of $18.8 million for the first quarter of 2011 and operating expenses of $21.0 million for the second quarter of 2010.

GAAP net loss for the second quarter of 2011 was $(3.8) million, or a loss of $(0.06) per share on 68.5 million weighted average shares compared to a net loss of $(2.1) million or $(0.03) per share, on 68.2 million weighted average shares for the first quarter of 2011 and a net loss for the second quarter of 2010 of $(10.7) million, or $(0.20) per share on 54.5 million weighted average shares for the second quarter of 2010.

Non-GAAP net loss for the second quarter of 2011 was $(2.5) million, or a loss of $(0.04) per share on 68.5 million weighted average shares compared to a non-GAAP net loss of $(1.8) million, or $(0.03) per share, on 68.2 million weighted average shares for the first quarter of 2011 and to a non-GAAP net loss of $(6.8) million, or $(0.12) per share, on 54.5 million weighted average shares in the second quarter of 2010.

Cash and cash equivalents at the end of the second quarter of 2011 were $34.9 million compared to $34.9 million at the end of the first quarter of 2011. Additionally, at the end of the second quarter of 2011 inventory was $11.4 million compared to $15.1 million at the end of the first quarter of 2011. Current liabilities at the end of the second quarter of 2011 were $21.4 million compared to $22.6 million at the end of the first quarter of 2011.

Ikanos GAAP gross profit for the second quarter of 2011 was 48.2% compared to a GAAP gross profit of 52.2% for the first quarter of 2011 and to a GAAP gross profit of 23.7% for the second quarter of 2010.

Non-GAAP gross profit for the second quarter of 2011 was 49.7% compared to a non-GAAP gross profit of 53.9% for the first quarter of 2011 and to a non-GAAP gross profit of 25.7% for the second quarter of 2010.

Outlook

Revenue is expected to be between $34 million and $36 million for the third quarter of 2011.

GAAP gross profit for the third quarter of 2011 is expected to be between 46% and 48%. Non-GAAP gross profit is expected to be between 48% and 50% for the third quarter of 2011.

GAAP operating expenses for the third quarter of 2011 are expected to be in the range of $21 million to $22 million. Non-GAAP operating expenses are expected to be in the range of $20 million to $21 million for the third quarter of 2011.

Second Quarter Conference Call

Management will review the second quarter financial results and its expectations for subsequent periods at a conference call on July 28, 2011 at 1:30 p.m. Pacific Time. To listen to the call, please visit http://www.ikanos.com/investor/irevents/ and click on the link provided for the webcast or dial (877) 277-3221 and enter conference ID 77424427. The webcast will be archived and available for 90 days at http://www.ikanos.com/investor/irevents/. A replay of the conference call will be accessible until October 28, 2011 by dialing (800) 642-1687 and entering conference ID 77424427.

About Ikanos Communications, Inc.

Ikanos Communications, Inc. (NASDAQ: IKAN) is a leading provider of advanced broadband semiconductor and software products for the digital home. The company’s broadband DSL, communications processors and other offerings power access infrastructure and customer premises equipment for many of the world’s leading network equipment manufacturers and telecommunications service providers. For more information, visit www.ikanos.com.

© 2011 Ikanos Communications, Inc. All Rights Reserved. Ikanos Communications, Ikanos, the Ikanos logo, the Bandwidth without boundaries tagline, Fusiv, Fx, FxS, iQV, Ikanos Velocity and NodeScale Vectoring are among the trademarks or registered trademarks of Ikanos Communications. All other trademarks mentioned herein are properties of their respective holders.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that are subject to risks and uncertainties concerning Ikanos Communications, including statements regarding demand for and acceptance of our products, our outlook, such as our expected revenue, gross profits, operating expenses, including the Company’s product offerings, benefits of non-GAAP measures, our ability to manage our business, and statements regarding Ikanos NodeScale Vectoring. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. These potential risks and uncertainties include, but are not limited to, macroeconomic conditions which may cause our customers to defer purchasing plans, our ability to deliver full production releases of our newer products and the acceptance of those products by our customers, the continued demand by telecommunications service providers for specific xDSL semiconductor products, the failure of service providers to implement deployment plans on schedule or at all, our continued ability to obtain and deliver production volumes of new and current products and technologies, our ability to generate demand and close transactions for the sale of our products, our ability to develop commercially successful products as a result of our current research and development programs, our ability to successfully execute our restructuring plan, and unexpected future costs, expenses and financing requirements. In addition, for a more extensive discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in Ikanos’ most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as well as other reports that Ikanos files from time to time with the Securities and Exchange Commission. Ikanos is under no obligation to update these forward-looking statements to reflect events or circumstances subsequent to date of this press release.

IKANOS COMMUNICATIONS, INC.

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	July 3, 2011	July 4, 2010	July 3, 2011	July 4, 2010
Revenue	$34,056	$55,615	$65,728	$112,998
Cost of revenue	17,647	42,456	32,798	77,894

Gross profit	16,409	13,159	32,930	35,104

Operating expenses:
Research and development	14,669	16,144	28,325	33,216
Selling, general and administrative	5,659	7,691	11,804	15,478
Restructuring charges (credits)	(156)	—	(109)	1,483

Total operating expenses	20,172	23,835	40,020	50,177

Loss from operations	(3,763)	(10,676)	(7,090)	(15,073)
Investment gain	—	—	1,295	—
Interest income and other, net	21	(7)	89	55

Loss before income taxes	(3,742)	(10,683)	(5,706)	(15,018)
Provision for income taxes	87	42	186	110

Net loss	$(3,829)	$(10,725)	$(5,892)	$(15,128)

Basic and diluted net loss per share	$(0.06)	$(0.20)	$(0.09)	$(0.28)

Weighted average number of shares
Basic and diluted	68,474	54,511	68,319	54,287

IKANOS COMMUNICATIONS, INC.

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended
	July 3, 2011	April 3, 2011	July 4, 2010
Revenue	$34,056	$31,672	$55,615
Cost of revenue	17,647	15,151	42,456

Gross profit	16,409	16,521	13,159

Operating expenses:
Research and development	14,669	13,656	16,144
Selling, general and administrative	5,659	6,145	7,691
Restructuring charges (credits)	(156)	47	—

Total operating expenses	20,172	19,848	23,835

Loss from operations	(3,763)	(3,327)	(10,676)
Investment gain	—	1,295	—
Interest income and other, net	21	68	(7)

Loss before income taxes	(3,742)	(1,964)	(10,683)
Provision for income taxes	87	99	42

Net loss	$(3,829)	$(2,063)	$(10,725)

Basic and diluted net loss per share	$(0.06)	$(0.03)	$(0.20)

Weighted average number of shares
Basic and diluted	68,474	68,186	54,511

IKANOS COMMUNICATIONS, INC.

Unaudited Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended July 3, 2011				Three Months Ended July 4, 2010
	As Reported	Non-GAAP Adjustments		Non-GAAP	As Reported	Non-GAAP Adjustments		Non-GAAP
Revenue	$34,056	$—		$34,056	$55,615	$—		$55,615
Cost of revenue	17,647	(14	) (a)	17,133	42,456	(26	) (a)	41,314
		(500	) (b)			(1,116	) (b)

Gross profit	16,409	(514)		16,923	13,159	(1,142)		14,301

Operating expenses:
Research and development	14,669	(739	) (a)	13,930	16,144	(445	) (a)	15,699

Selling, general and administrative	5,659	(101	) (a)	5,433	7,691	(476	) (a)	5,350
		(125	) (b)			(885	) (b)
						(980	) (c)	—

Restructuring charges (credits)	(156)	156	(d)	—	—	—		—

Total operating expenses	20,172	(809)		19,363	23,835	(2,786)		21,049

Loss from operations	(3,763)	1,323		(2,440)	(10,676)	3,928		(6,748)
Investment gain	—	—		—		—		—
Interest income and other, net	21	—		21	(7)	—		(7)

Loss before income taxes	(3,742)	1,323		(2,419)	(10,683)	3,928		(6,755)
Provision for income taxes	87	—		87	42	—		42

Net loss	$(3,829)	$1,323		$(2,506)	$(10,725)	$3,928		$(6,797)

Net loss per share:
Basic and diluted	$(0.06)			$(0.04)	$(0.20)			$(0.12)

Weighted average outstanding shares:
Basic and diluted	68,474			68,474	54,511			54,511

Notes:

	Three Months Ended
	July 3, 2011	July 4, 2010
(a) Stock-based compensation	$854	$947
(b) Amortization of acquired intangible assets	625	2,001
(c) Severance	—	980
(d) Restructuring charges	(156)	—

Total non-GAAP adjustments	$1,323	$3,928

IKANOS COMMUNICATIONS, INC.

Unaudited Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended April 3, 2011
	As Reported	Non-GAAP Adjustments		Non-GAAP
Revenue	$31,672	$—		$31,672
Cost of revenue	15,151	(42	) (a)	14,609
		(500	) (b)

Gross profit	16,521	(542)		17,063

Operating expenses:
Research and development	13,656	(408	) (a)	13,248

Selling, general and administrative	6,145	(425	) (a)	5,595
		(125	) (b)

Restructuring charges (credits)	47	(47	) (c)	—

Total operating expenses	19,848	(1,005)		18,843

Loss from operations	(3,327)	1,547		(1,780)
Investment gain	1,295	(1,295	) (d)	—
Interest income and other, net	68	—		68

Loss before income taxes	(1,964)	252		(1,712)
Provision for income taxes	99	—		99

Net income (loss)	$(2,063)	$252		$(1,811)

Net loss per share:
Basic and diluted	$(0.03)			$(0.03)

Weighted average outstanding shares:
Basic and diluted	68,186			68,186

Notes:

(a) Stock-based compensation	$875
(b) Amortization of acquired intangible assets	625
(c) Restructuring charges	47
(d) Gain on sale of securities	(1,295)

Total non-GAAP adjustments	$252

IKANOS COMMUNICATIONS, INC.

Unaudited reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Six Months Ended July 3, 2011				Six Months Ended July 4, 2010
	As Reported	Non-GAAP Adjustments		Non-GAAP	As Reported	Non-GAAP Adjustments		Non-GAAP
Revenue	$65,728	$—		$65,728	$112,998	$—		$112,998
Cost of revenue	32,798	(56	) (a)	31,742	$77,894	(62	) (a)	73,759
	—	(1,000	) (b)	—		(2,576	) (b)	—
						(1,497	) (c)

Gross profit	32,930	(1,056)		33,986	35,104	(4,135)		39,239

Operating expenses:
Research and development	28,325	(1,147	) (a)	27,178	33,216	(1,126	) (a)	32,090

Selling, general and administrative	11,804	(526	) (a)	11,028	15,478	(1,077	) (a)	11,651
	—	(250	) (b)	—	—	(1,770	) (b)	—
						(980	) (d)
Restructuring charges (credits)	(109)	109	(e)	—	1,483	(1,483	) (e)	—

Total operating expenses	40,020	(1,814)		38,206	50,177	(6,436)		43,741

Loss from operations	(7,090)	2,870		(4,220)	(15,073)	10,571		(4,502)
Investment gain	1,295	(1,295	) (f)	—	—	—		—
Interest income and other, net	89	—		89	55	—		55

Loss before income taxes	(5,706)	1,575		(4,131)	(15,018)	10,571		(4,447)
Provision for income taxes	186	—		186	110	—		110

Net loss	$(5,892)	$1,575		$(4,317)	$(15,128)	$10,571		$(4,557)

Net loss per share:
Basic and diluted	$(0.09)			$(0.06)	$(0.28)			$(0.08)

Weighted average outstanding shares:
Basic and diluted	68,319			68,319	54,287			54,287

Notes:

	Six Months Ended
	July 3, 2011	July 4, 2010
(a) Stock-based compensation	$1,729	$2,265
(b) Amortization of acquired intangible assets	1,250	4,346
(c) Fair value adjustment of acquired inventory	—	1,497
(d) Severance	—	980
(e) Restructuring charges	(109)	1,483
(f) Investment gain	(1,295)	—

Total non-GAAP adjustments	$1,575	$10,571

IKANOS COMMUNICATIONS, INC.

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	July 3, 2011	April 3, 2011	January 2, 2011
Assets
Current assets:
Cash, cash equivalents and short-term investments	$34,875	$34,859	$30,950
Accounts receivable, net	19,229	19,214	24,147
Inventory	11,411	15,109	17,046
Prepaid expenses and other current assets	2,683	2,266	2,096

Total current assets	68,198	71,448	74,239
Property and equipment, net	7,570	7,340	8,214
Intangible assets, net	4,852	5,477	6,102
Other assets	1,763	1,839	1,142

	$82,383	$86,104	$89,697

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$9,928	$9,574	$10,401
Accrued liabilities	11,501	12,985	13,297

Total current liabilities	21,429	22,559	23,698
Other liabilities	478	478	478

Total liabilities	21,907	23,037	24,176
Stockholders’ equity	60,476	63,067	65,521

	$82,383	$86,104	$89,697